                                                                    EXHIBIT 10.7



                                               TEXT OMITTED AND FILED SEPARATELY
                                               "CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                          200.83 AND 240.24b-2."



                                LICENSE AGREEMENT


                                     BETWEEN

                              ELAN CORPORATION, PLC
         (ACTING THROUGH ITS DIVISION ELAN PHARMACEUTICAL TECHNOLOGIES)


                                       AND

                        ELAN PHARMA INTERNATIONAL LIMITED



                                       AND


                                 HEPASENSE LTD.



                                JANUARY 14, 2000

                                TABLE OF CONTENTS


1       DEFINITIONS

2       ELAN LICENSE TO HEPASENSE

3       INTELLECTUAL PROPERTY

4       NON-COMPETITION/AFTER ACQUIRED TECHNOLOGY

5       FINANCIAL PROVISIONS

6       RIGHT OF INSPECTION AND AUDIT

7       REPRESENTATIONS AND WARRANTIES

8       TERM AND TERMINATION

9       CONFIDENTIAL INFORMATION

10      GOVERNING LAW AND DISPUTE RESOLUTION

11      IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

12      ASSIGNMENT

13      NOTICES

14      MISCELLANEOUS



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

THIS AGREEMENT made this 14th January 2000

BETWEEN:

(1) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, acting through its division ELAN PHARMACEUTICAL TECHNOLOGIES and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland and ELAN PHARMA INTERNATIONAL LIMITED, a private limited company and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland;

(2) HEPASENSE LTD., a private limited company incorporated under the laws of Bermuda and having its registered office at 102 St. James Court, Clarendon House, Church St., Hamilton, Bermuda; and

(3) ISIS PHARMACEUTICALS, INC., a corporation duly incorporated and validly existing under the laws of the state of Delaware and having its principal place of business at 2292 Faraday Avenue, Carlsbad, California 92008, United States of America.


RECITALS:

A. Simultaneously herewith, Isis, Elan, EIS, and HepaSense (capitalized terms used herein are defined below) are entering into the JDOA for the purpose of recording the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of, and their dealings with HepaSense.

B. HepaSense desires to enter into this Agreement with Elan so as to permit HepaSense to utilize the Elan Intellectual Property in making, having made, importing, using, offering for sale and selling the Products in the Field in the Territory.

C. Simultaneously herewith HepaSense and Isis are entering into the Isis License Agreement relating to HepaSense's use of the Isis Intellectual Property.


1       DEFINITIONS

1.1     In this Agreement unless the context otherwise requires:

        "ADDITIONAL OLIGONUCLEOTIDES" shall mean another Oligonucleotide from the Isis portfolio of Oligonucleotides nominated by Isis and accepted by Elan to be incorporated within or packaged with the System for commercialization. For the avoidance of doubt, the Parties acknowledge that any Additional Oligonucleotide shall be at least at the same stage of development as the Designated Oligonucleotide, i.e., shall be ready for clinical testing;

        "ADDITIONAL PRODUCTS" shall mean the pharmaceutical formulation incorporating an



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

        Additional Oligonucleotide and incorporated within or packaged with the System.

        "AFFILIATE" shall mean any corporation or entity controlling, controlled or under the common control of Elan or Isis, as the case may be. For the purpose of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors. HepaSense is not an Affiliate of Elan or EIS.

        "AGREEMENT" shall mean this license agreement (which expression shall be deemed to include the Recitals and Schedules hereto).

        "BUSINESS PLAN" shall have the meaning, as such term is defined in the JDOA.

        "COMPETITIVE CHANGE OF CONTROL EVENT" shall mean that a Primary Technological Competitor of Elan acquires directly or indirectly voting stock or equivalent securities in Isis or HepaSense representing [ * ] percent or more of the stock which carries entitlement to vote, or a Primary Technological Competitor of Elan acquires by all or substantially all of the business of Isis or HepaSense to which the Definitive Documents relate, whether by merger, sale of stock, sale of assets or otherwise;

        "CONFIDENTIAL INFORMATION" shall have the meaning, as such term is defined in Clause 9.

        "DEFINITIVE DOCUMENTS" shall mean the definitive agreements relating to the transaction including finance, stock purchase, research and license agreements.

        "DESIGNATED OLIGONUCLEOTIDE" shall mean Isis 14803.

        "EFFECTIVE DATE" shall mean the date of this Agreement.

        "ELAN" shall mean Elan, plc and EPIL, and their respective successors and permitted assigns.

        "ELAN, PLC" shall mean Elan Corporation, plc, a public limited company incorporated under the laws of Ireland acting through its division Elan Pharmaceutical Technologies.

        "EIS" shall mean Elan International Services, Ltd., a private limited company incorporated under the laws of Bermuda and having its registered office at St James Court, Flatts, Smiths, FL04 Bermuda.

        "ELAN IMPROVEMENTS" shall mean any enhancement or improvement relating to the System, developed (i) by Elan whether or not pursuant to the Project, (ii) by HepaSense or Isis or by a third party (under contract with HepaSense) pursuant to the Project, and/or (iii) jointly by any combination of Elan, Isis or HepaSense pursuant to the Project, except as limited by agreements with third parties.

        Subject to third party agreements, Elan Improvements shall constitute part of Elan

                                               *CONFIDENTIAL TREATMENT REQUESTED

        Intellectual Property and be included in the license of the Elan Intellectual Property pursuant to Clause 2.1 solely for the purposes set forth therein; provided, however, that an enhancement or improvement relating to the System which modifies the System in a manner for delivery of a drug other than delivery of factory pre-programmed continuous amounts of the drug shall remain the property of Elan but shall not be included in the license of the Elan Intellectual Property pursuant to Clause 2.1. If the inclusion of a Elan Improvement in the license of Elan Intellectual Property is restricted or limited by a third party agreement, Elan shall use reasonable commercial efforts to minimize any such restriction or limitation.

        For the avoidance of doubt, any enhancement or improvement relating to both the System and the Isis Know-How or Isis Patents developed by any of the parties individually or jointly pursuant to the Project or by a third party (under contract with HepaSense) pursuant to the Project shall, except as limited by agreements with third parties, be deemed to be HepaSense Intellectual Property.

        "ELAN INTELLECTUAL PROPERTY" shall mean the Elan Know-How, the Elan Patents and the Elan Improvements. For the avoidance of doubt, Elan Intellectual Property shall exclude inventions, patents and know-how owned, licensed or controlled by Targon Corporation, Axogen Limited and Neuralab Limited and by all Affiliates or subsidiaries (present or future) of Elan, plc. within the division of Elan, plc carrying on business as Elan Pharmaceuticals which incorporates, inter alia, EPIL (to the extent that EPIL is the owner of patents, know-how or other intellectual property or technology invented and/or developed within the division of Elan, plc carrying on business as Elan Pharmaceuticals), Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc., Elan Diagnostics, Carnrick Laboratories, and Elan Europe Limited.

        "ELAN KNOW-HOW" shall mean any and all rights owned, licensed or controlled by Elan to any scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), technique, process, procedure, system, formulation or design relating to the System that is not generally known to the public.

        "ELAN LICENSE" shall have the meaning set forth in Clause 2.1 hereof.

        "ELAN PATENTS" shall mean any and all patents and patent applications as set forth in Schedule 1, and all rights therein, and including all extensions, continuations, continuations-in-part, divisionals, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts thereto owned by or licensed to Elan containing claims relating to the System.

        "EPIL" shall mean Elan Pharma International Limited, a private limited company incorporated under the laws of Ireland, that is wholly owned by Elan, plc.

        "FIELD" shall mean the administration of the Designated Oligonucleotide by all routes of administration. Upon nomination by Isis and acceptance by Elan of an Additional Oligonucleotide, the parties shall amend the definition of the Field to include the administration of the Additional Oligonucleotide by such means of administration as agreed to by the parties.

        Notwithstanding the foregoing, the Parties acknowledge and agree that, pursuant to existing agreement among Elan, Isis and Orasense Ltd, both Isis and Elan and their Affiliates may be subject to certain restrictions concerning the development and commercialization of products comprised upon the oral administration of any Oligonucleotide.

        "FINANCIAL YEAR" shall mean each year commencing on 1 January (or in the case of the first Financial Year, the Effective Date) and expiring on 31 December of each year.

        "HCV" shall mean the hepatitis C virus.

        "HEPASENSE INTELLECTUAL PROPERTY" shall mean HepaSense Patents and HepaSense Know How. In addition to the foregoing, any enhancement or improvement relating to both the System and the Isis Know-How or Isis Patents developed by any of the Parties individually or jointly pursuant to the Project or by a third party (under contract with HepaSense) pursuant to the Project shall, except as limited by agreements with third parties, be deemed to be HepaSense Intellectual Property.

        "HEPASENSE KNOW-HOW" shall mean any and all rights owned, licensed or controlled by HepaSense to any scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), technique, process, procedure, system, formulation or design that is not generally known to the public arising out of the conduct of the Project by any person that does not constitute Elan Improvements or Isis Improvements.

        "HEPASENSE PATENTS" shall mean any and all patents and patent applications arising out of the conduct of the Project by any person that does not constitute Elan Improvements or Isis Improvements and all rights therein, and including all extensions, continuations, continuations-in-part, divisionals, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts thereto owned or licensed to HepaSense.

        "IN MARKET" shall mean the sale of the Product and Additional Products in the Territory by HepaSense or its Affiliates, or where applicable by a permitted sub-licensee, to an unaffiliated third party, such as (i) the end-user consumer of the Product (ii) a wholesaler, managed care organization, hospital or pharmacy or other third party who effects the final commercial sale to the end-user consumer of the Product, and shall exclude the transfer pricing of the Product(s) by Elan to an Affiliate or a sub-licensee.

        "ISIS" shall mean Isis Pharmaceuticals, Inc. and its Affiliates, excluding HepaSense.

        "ISIS INTELLECTUAL PROPERTY" shall mean the Isis Know-How, the Isis Patents and the Isis Improvements, as such terms are defined in the Isis License Agreement.

        "ISIS LICENSE" shall mean have the meaning set forth in Clause 2.1 of the Isis License Agreement.

        "ISIS LICENSE AGREEMENT" shall mean that certain license agreement, of even date herewith, entered into between Isis and HepaSense.

        "ISIS PATENTS" shall have the meaning as such term is defined in the Isis License Agreement.

        "ISIS IMPROVEMENTS" shall have the meaning as such term is defined in the Isis License Agreement.

        "ISIS 14803" shall mean the Oligonucleotide described in Exhibit A to the Isis License Agreement.

        "JDOA" shall mean that certain joint development and operating agreement, of even date herewith, by and between Elan, Isis, EIS and HepaSense.

        "LICENSED TECHNOLOGIES" shall mean the Elan Intellectual Property and the Isis Intellectual Property.

        "LICENSES" shall mean the Elan License and the Isis License.

        "NET SALES" shall mean that sum determined by deducting the following deductions from the aggregate gross In Market sales proceeds billed for the Products by HepaSense or, its Affiliate or a permitted sub-licensee, as the case may be:

        (i) transportation charges or allowances, if any, included in such price;

        (ii) trade, quantity or cash discounts, broker's or agent's commissions, if any, allowed or paid;

        (iii) credits or allowances, if any, given or made on account of price adjustments, returns, promotional discounts, rebates and any and all federal, state or local government rebates whether in existence now or enacted at any time during the term of the Licenses;

        (iv) any tax, excise or governmental charge upon or measured by the sale, transportation, delivery or use of the Products; and

        (v) reasonable samples, materials for clinical studies and reasonable compassionate programs.

        Net Sales shall also include the amount or fair market value of all other consideration received by HepaSense or its Affiliates or sublicensees in respect of Products and Additional Products, whether such consideration is payment in kind, exchange or another form. If a Product or Additional Product is provided to an third party by HepaSense or its Affiliates or sublicensees without charge or provision of invoice and used by such third party, then HepaSense or its Affiliates or sublicensees shall be treated as having sold such Product or Additional Product to such third party for an amount equal to the fair market value of such Product. Sales between or among HepaSense and its respective Affiliates or authorized licensees shall be excluded from the computation of Net Sales. A "sale" of a Product or Additional Product is deemed to occur upon the earlier of invoicing, shipment or transfer of title in the Product or the Additional Product to an third party. For avoidance of doubt, Net Sales shall include royalties received by HepaSense or its Affiliates from any third party in respect of Products and Additional Products.

        "OLIGONUCLEOTIDE" shall mean any single stranded, [ * ] oligonucleotide including those [ * ] used as a human therapeutic and/or prophylactic compound containing between [ * ] nucleotides and/or nucleosides including oligonucleotide analogs which may include [ * ]. For purposes of this agreement, Oligonucleotide shall specifically exclude oligonucleotides used in gene therapy except [ * ] an oligonucleotide, oligonucleotides used as [ * ] or oligonucleotides used as adjuvants. Oligonucleotide shall also specifically exclude polymers in which the linkages are amide based, such as peptides and proteins and shall also exclude [ * ].

        "ORAL" shall mean administration by way of the mouth for the purpose of topical or systemic delivery by way of the alimentary canal.

        "PARTY" shall mean Elan or HepaSense, as the case may be, and "PARTIES" shall mean Elan and HepaSense.

        "PRIMARY TECHNOLOGICAL COMPETITOR OF ELAN" shall mean those entities listed on Schedule 2A hereto.

        "PRODUCT" shall mean the pharmaceutical formulation incorporating the Designated Oligonucleotide for [ * ] within the Field, including, without limitation, the incorporation of the Designated Oligonucleotide within or packaged with the System.

        "PROJECT" shall mean all activities as undertaken by Elan, Isis and HepaSense in order to develop the Products

                                               *CONFIDENTIAL TREATMENT REQUESTED

        "SUBSTITUTE OLIGONUCLEOTIDE" shall have the meaning set forth in Clause
        2.2 hereof;

        "SYSTEM" shall mean an ambulatory drug delivery system for direct attachment to the body of a patient having a flexible diaphragm drug reservoir, which is capable of delivering factory pre-programmed continuous amounts of drug upon activation as disclosed and described in the Elan Patents set forth in Schedule 1 attached hereto.

        "TECHNOLOGICAL COMPETITOR OF ELAN" shall mean a company, corporation or person listed in Schedule 2B and successors thereof or any additional broad-based technological competitor of Elan added to such Schedule from time to time upon mutual agreement of the Parties.

        "TERM" shall have the meaning set forth in Clause 8.

        "TERRITORY" shall mean all the countries of the world.

        "UNITED STATES DOLLAR" and "US$" shall mean the lawful currency for the time being of the United States of America.

1.2     In this Agreement:

        1.2.1 The singular includes the plural and vice versa, and the masculine includes the feminine and vice versa and the neuter includes the masculine and the feminine.

        1.2.2 Any reference to a Clause or Schedule shall, unless otherwise specifically provided, be to a Clause or Schedule of this Agreement.

        1.2.3 The headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.


2       ELAN LICENSE TO HEPASENSE

2.1 Elan hereby grants to HepaSense for the Term an exclusive license (including the limited right to grant sublicenses under Clause 10 of the JDOA) (the "Elan License") to the Elan Intellectual Property to make, have made, import, use, offer for sale and sell the Product in the Field in the Territory, subject to any contractual obligations that Elan has as of the Effective Date, including but not limited to the Development License and Supply Agreement dated 26 July 1999 between EPIL and Merck Corporation and the License Agreement dated as of April 20, 1999 between Orasense Ltd, and Elan Pharmaceutical Technologies, and the Manufacturing Agreement dated June 11, 1999 among Elan Corporation plc, EPIL and MiniMed. Upon nomination by Isis and acceptance by Elan of an Additional Oligonucleotide, the Parties shall negotiate in good faith how the Additional Product based upon such Additional Oligonucleotide should be developed and commercialized, whether a license should be granted to Isis or HepaSense or otherwise, (i) the terms of a grant of a new license of Elan Intellectual Property for use with the Additional Oligonucleotide or (ii) the terms for amendment of the Elan License to include the license of the Elan Intellectual Property to make, have made, import, use, offer for sale and sell Additional Products based upon the Additional Oligonucleotide in the Field in the Territory, subject to any contractual obligations that Elan has as of the date of such agreement.

2.2 Elan hereby confirms that no financial or compensation obligations are in effect on the date hereof between Elan and an unaffiliated third party relating to the System for use in the Field.

        To the extent royalty or other compensation obligations payable to third parties with respect to the Elan Intellectual Property would be triggered by use of such Elan Intellectual Property in connection with the Project, Elan shall inform HepaSense and Isis of such royalty or compensation obligations. If HepaSense and Isis agree to utilize such Elan Intellectual Property in connection with the Project, HepaSense will be responsible for the payment of such royalty or other compensation obligations relating thereto.

2.3 Isis shall be a third party beneficiary under this Agreement and shall have the right to cause HepaSense to enforce HepaSense's rights under this Agreement against Elan.

2.4 Notwithstanding anything contained in this Agreement to the contrary, Elan shall have the right outside the Field and subject to the non-competition provisions of Clause 4 to exploit and grant licenses and sublicenses of the Elan Intellectual Property.

        For the avoidance of doubt, HepaSense shall have no right to use the Elan Intellectual Property outside the Field.

2.5 Except as provided in Clause 10 in the JDOA, HepaSense shall not be permitted to assign, license or sublicense any of its rights under the Elan Intellectual Property and/or the HepaSense Intellectual Property without the prior written consent of Elan.

2.6 Any agreement between HepaSense and any permitted third party for the development or exploitation of the Elan Intellectual Property shall require such third party to maintain the confidentiality of all information concerning the Elan Intellectual Property and shall provide that any Elan Improvements shall belong to Elan and shall permit an assignment of rights by HepaSense to Elan in accordance with the terms of this Agreement.

        Insofar as the obligations owed by HepaSense to Elan are concerned, HepaSense shall remain responsible for all acts and omissions of any permitted sub-licensee, including Isis, as if they were acts and omissions by HepaSense.


3       INTELLECTUAL PROPERTY



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3.1     OWNERSHIP OF INTELLECTUAL PROPERTY:

        3.1.1  HepaSense shall own the HepaSense Intellectual Property.

        3.1.2  Elan shall own the Elan Intellectual Property.


4       NON-COMPETITION/AFTER ACQUIRED TECHNOLOGY

4.1 Subject to Clause 4.2 hereof and Clause 14 of the JDOA, Elan, alone or in conjunction with a third party, shall not, for a period of [ * ] years from the Effective Date, develop or commercialize the Designated Oligonucleotide or any other Oligonucleotide designated towards the treatment of HCV, subject to (a) the Development, License and Supply Agreement dated 26 July 1999 between EPIL and Merck Corporation, (b) the Subscription, Joint Development and Operating Agreement, dated July 21, 1999, between Elan, plc, EIS, Targeted Genetics Corporation and Targeted Genetics HepaSense, Ltd. and (c) the License Agreement, dated as of July 20, 1999, between Targeted Genetics HepaSense, Ltd. and Elan, plc.

        Notwithstanding anything to the contrary contained herein, the provisions of Clause 4.1 shall only act as a restriction upon Affiliates and subsidiaries of Elan, plc. carrying on business as Elan Pharmaceutical Technologies and, except for the development and commercialization of any Oligonucleotide designated towards the treatment of HCV administered by the System during such [* ] year period, shall not act as a restriction upon, nor in any way affect, Targon Corporation, Axogen Limited, Neuralab Limited, Affiliates and subsidiaries (present or future) within the division of Elan, plc carrying on business as Elan Pharmaceuticals which incorporates, inter alia, EPIL (to the extent that EPIL is the owner of patents, know-how or other intellectual property or technology invented and/or developed within the division of Elan, plc carrying on business as Elan Pharmaceuticals), Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc., Elan Diagnostics, Carnrick Laboratories, and Elan Europe Limited.

4.2 If, after the Effective Date, Elan obtains or licenses from a third party know-how or patent rights relating to the System in the Field, or acquires or merges with a third party entity that has know-how or patent rights relating to the System in the Field, Elan shall offer to license such know-how and patent rights to HepaSense (subject to existing contractual obligations), on commercially reasonable terms on an arm's length basis for a reasonable period under the prevailing circumstances.

        If HepaSense determines that HepaSense should not acquire such license, Elan shall be free to fully exploit such know-how and patent rights with the Elan Intellectual Property then licensed to HepaSense, whether inside or outside the Field, and to grant to third parties licenses and sublicenses with respect thereto.


5       FINANCIAL PROVISIONS

                                               *CONFIDENTIAL TREATMENT REQUESTED

5.1     LICENSE FEE:

        In consideration of the license by Elan to HepaSense of the Elan Patents under Clause 2, HepaSense shall pay to Elan a non-refundable license fee of US [ * ] (the "LICENSE FEE"), the receipt of which is hereby acknowledged by Elan.

        The License Fee shall not be subject to future performance obligations of Elan to HepaSense or Isis and shall not be applicable against future services provided by Elan to HepaSense or Isis. The license fee terms as set out in Clause 5.1 of this Agreement are independent and distinct from the other terms of this Agreement.


5.2 MILESTONE AND ROYALTY PAYMENTS RELATING TO PRODUCTS: All net proceeds derived by HepaSense from the Product shall be allocated as additional royalties in proportion to [ * ], as more particularly set forth below.

                      (a) Milestone Payments - If any third party shall make milestone payments (e.g., for NDA filing, approvals, etc.) to HepaSense, HepaSense shall pay to Elan and Isis an additional royalty in the amount of such milestone payments [ * ].

                      (b) Royalties payable to Elan and Isis Upon sales of the Product - Elan and Isis shall receive royalties based on In-market Net Sales of the Product aggregating [ * ] for sales directly by HepaSense or its sublicensees or such other royalty as the Parties may negotiate.


5.3 MILESTONE AND ROYALTY PAYMENTS RELATING TO ADDITIONAL PRODUCTS: All net proceeds derived by HepaSense from Additional Products shall be allocated as additional royalties [ * ], as more particularly set forth below. Elan, Isis and HepaSense shall negotiate separate royalty payments for Elan (including, without limitation, participation by HepaSense and Elan in milestone payments made by independent third parties to Isis) for any Additional Products at commercially reasonable rates on arms length terms between unrelated parties; provided, however, that HepaSense or Isis, as the case may be, shall not be obligated for the payment of an additional one-time access license fee.

5.4 Payment of royalties pursuant to Clause 5.3 shall be made quarterly in arrears during each Financial Year within 50 days after the expiry of the calendar quarter. The method of payment shall be by wire transfer to an account specified by Elan. Each payment made to Elan shall be accompanied by a true accounting of all Products sold by HepaSense's permitted sublicensees, if any, during such quarter.

        Such accounting shall show, on a country-by-country and Product-by-Product basis, Net Sales (and the calculation thereof) and each calculation of royalties with respect

                                               *CONFIDENTIAL TREATMENT REQUESTED
        thereto, including the calculation of all adjustments and currency conversions.

        Any royalties, license fees or other payments due under this Agreement to Elan shall be apportioned in accordance with a formula agreed between Elan, plc and EPIL.

5.5 HepaSense shall maintain and keep clear, detailed, complete, accurate and separate records for a period of 3 years:

        5.5.1 to enable any royalties on Net Sales that shall have accrued hereunder to be determined; and

        5.5.2 to enable any deductions made in the Net Sales calculation to be determined.

5.6 All payments due hereunder shall be made in United States Dollars. Payments due on Net Sales of any Product for each calendar quarter made in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect on the last working day for such quarter for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the currency of the country of origin of such payment, determined by averaging the rates so quoted on each business day of such quarter.

5.7 If, at any time, legal restrictions in the Territory prevent the prompt payment when due of royalties or any portion thereof, the Parties shall meet to discuss suitable and reasonable alternative methods of paying Elan the amount of such royalties. In the event that HepaSense is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or government regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which they accrue to Elan's account in a bank acceptable to Elan in the country the currency of which is involved or as otherwise agreed by the Parties.

5.8 Elan and HepaSense agree to co-operate in all respects necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available.

5.9 Any taxes payable by Elan on any payment made to Elan pursuant to this Agreement shall be for the account of Elan. If so required by applicable law, any payment made pursuant to this Agreement shall be made by HepaSense after deduction of the appropriate withholding tax, in which event the Parties shall co-operate to obtain the appropriate tax clearance as soon as is practicable. On receipt of such clearance, HepaSense shall forthwith arrange payment to Elan of the amount so withheld.


6       RIGHT OF INSPECTION AND AUDIT

6.1 Once during each Financial Year, or more often not to exceed quarterly as reasonably requested by Elan, HepaSense shall permit Elan or its duly authorised representatives, upon reasonable notice and at any reasonable time during normal business hours, to have access to inspect and audit the accounts and records of HepaSense and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on Net Sales submitted to Elan.

        Any such inspection of HepaSense's records shall be at the expense of Elan, except that if any such inspection reveals a deficiency in the amount of the royalty actually paid to Elan hereunder in any Financial Year quarter of 5% or more of the amount of any royalty actually due to Elan hereunder, then the expense of such inspection shall be borne solely by HepaSense. Any amount of deficiency shall be paid promptly to Elan by HepaSense.

        If such inspection reveals a surplus in the amount of royalties actually paid to Elan by HepaSense, Elan shall reimburse HepaSense the surplus within 15 days after determination.

6.2 In the event of any unresolved dispute regarding any alleged deficiency or overpayment of royalty payments hereunder, the matter will be referred to an independent firm of chartered accountants chosen by agreement of Isis and Elan for a resolution of such dispute. Any decision by the said firm of chartered accountants shall be binding on the Parties.


 7      REPRESENTATIONS AND WARRANTIES


7.1 Elan represents and warrants to HepaSense and Isis as of the Effective Date that, except as set forth on Schedule 3 hereto:

        7.1.1   Elan has the right to grant the Elan License;

        7.1.2 there are no agreements between Elan and any third party that conflict with the Elan License;

        7.1.3 the patents and patent applications included in the Elan Patents are free and clear of encumbrances and liens;

        7.1.4 to the best of Elan's knowledge, there are no proceedings pending or threatened against Elan in connection with the Elan Intellectual Property in relation to the Field; and

        7.1.5 the Elan Intellectual Property constitutes all intellectual property owned or licensed by Elan that is reasonably applicable to the Project as it relates to the System.

7.2 In addition to any other indemnities provided for herein, Elan shall indemnify and hold harmless HepaSense and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages

        (including reasonable attorney's fees and expenses) incurred or sustained by HepaSense arising out of or in connection with any:

        7.2.1 breach of any representation, covenant, warranty or obligation by Elan hereunder; or

        7.2.2 act or omission on the part of Elan or any of its respective employees, agents, officers and directors in the performance of this Agreement.

7.3 In addition to any other indemnities provided for herein, HepaSense shall indemnify and hold harmless Elan and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Elan arising out of or in connection with any:

        7.3.1 breach of any representation, covenant, warranty or obligation by HepaSense hereunder; or

        7.3.2 act or omission on the part of HepaSense or any of its agents or employees in the performance of this Agreement.

7.4     The Party seeking an indemnity shall:

        7.4.1 fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

        7.4.2 permit the indemnifying Party to take full care and control of such claim or proceeding;

        7.4.3 co-operate in the investigation and defence of such claim or proceeding;

        7.4.4 not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld conditioned or delayed; and

        7.4.5 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

7.5 EXCEPT AS SET FORTH IN THIS CLAUSE 7, ELAN IS GRANTING THE LICENSES HEREUNDER ON AN "AS IS" BASIS WITHOUT REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

7.6 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ELAN AND HEPASENSE SHALL NOT BE LIABLE TO THE

        OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFITS OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.


8.      TERM AND TERMINATION

8.1 On a product by product basis, subject to the provisions of Clause 10 and 11, the term of the Licenses granted hereunder with respect to a Product and/or Additional Product in each country in the Territory (the "TERM") shall be the greater of:

        8.1.1 [ * ] years from the date of the first commercial sale of the Product or Additional Products; or

        8.1.2 the life of the patent rights utilized in the Product or Additional Products or upon which the Product or Additional Product is based.

8.2 If either Party commits a Relevant Event, the other Party shall have, in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' prior written notice to the defaulting Party.

8.3 For the purpose of this Clause 8, a "RELEVANT EVENT" is committed or suffered by a Party if:

        8.3.1 it commits a material breach of its obligations under this Agreement or the JDOA and such breach (i) is not capable of being cured or (ii) is capable of being cured the breaching Party fails to remedy it within 60 days of being specifically required in writing to do so by the other Party; provided, that if the breaching Party has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be rectified;

        8.3.2 a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 30 days;

        8.3.3   it is unable to pay its debts in the normal course of business;

        8.3.4 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Party (such consent not to be unreasonably withheld);

                                               *CONFIDENTIAL TREATMENT REQUESTED

        8.3.5 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Party or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland;

        8.3.6 an application or petition for bankruptcy, corporate re-organisation, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 60 days, or a Party applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Party are for any reason seized, confiscated or condemned.

8.4 In the event that a Competitive Change of Control Event shall occur, at the sole option of Elan and upon written notice to Isis and HepaSense, the Elan License shall be immediately terminated. Upon written notice from Isis to Elan of a proposed Competitive Change of Control Event or the occurrence of a Competitive Change of Control Event, Elan shall have thirty (30) days from such notice to Isis to provide written notice to Isis as to whether it intends to terminate the Elan License. In the event Elan does not provide written notice to Isis during such thirty
        (30) day period of its intention to terminate the Elan License, such termination right shall be deemed waived with respect to such occurrence.

8.5     Upon expiration or termination of the Agreement:

        8.5.1. any sums that were due from HepaSense to Elan on Net Sales in the Territory or in such particular country or countries in the Territory (as the case may be) prior to the expiration or termination of this Agreement as set forth herein shall be paid in full within 60 days after the expiration or termination of this Agreement for the Territory or for such particular country or countries in the Territory (as the case may be);

        8.5.2 any provisions that expressly survive termination or expiration of this Agreement, including without limitation this Clause 8, shall remain in full force and effect;

        8.5.3 all representations, warranties and indemnities shall insofar as are appropriate remain in full force and effect;

        8.5.4 the rights of inspection and audit set out in Clause 6 shall continue in force for a period of one year; and

        8.5.5 all rights and licenses granted pursuant to this Agreement and to the Elan Intellectual Property pursuant to the JDOA (including the rights of HepaSense pursuant to Clause 11 of the JDOA) shall cease for the Territory or for such particular country or countries in the Territory (as the case may be) and shall revert to or be transferred to Elan, and HepaSense shall not thereafter use in the Territory or in such particular country or countries in the Territory (as the case may be) any rights covered by this Agreement;

        8.5.6 subject to Clause 8.5.7 and to such license, if any, granted by HepaSense to Elan pursuant to the provisions of Clause 10 of the JDOA, all rights to HepaSense Intellectual Property shall be transferred to and jointly owned by Isis and Elan but may not be exploited by both Elan and Isis, unless otherwise agreed by the unanimous vote of the Management Committee, and may only be exploited by either Elan and Isis pursuant to written consent from the other Party.

                In the event of a dispute arising pursuant to this Clause 8.5.6, Elan and Isis agree to negotiate in good faith on the course of action to be taken with respect to determining their respective entitlements pursuant to this Clause 8.5.6; and

        8.5.7 the rights of permitted third party sub-licensees in and to the Elan Intellectual Property shall survive the termination of the license and sublicense agreements granting said intellectual property rights to HepaSense; and HepaSense, Elan and Isis shall in good faith agree upon the form most advantageous to Elan and Isis in which the rights of HepaSense under any such licenses and sublicenses are to be held (which form may include continuation of HepaSense solely as the holder of such licenses or assignment of such rights to a third party or parties, including an assignment to both Elan and Isis).

                Any sublicense agreement between HepaSense and such permitted sublicensee shall permit an assignment of rights by HepaSense and shall contain appropriate confidentiality provisions.

9       CONFIDENTIAL INFORMATION

9.1 The Parties agree that it will be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other proprietary information relating to the Field, the Products, processes, services and business of the disclosing Party.

        The foregoing shall be referred to collectively as "CONFIDENTIAL INFORMATION".

9.2 Any Confidential Information disclosed by one Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement and the JDOA and for no other purpose.

9.3 Each Party shall disclose Confidential Information of the other Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their agreement hereto as a condition of receiving Confidential Information. Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other Party. Each Party shall, upon request of the other Party, return all documents and any copies thereof containing Confidential Information belonging to, or disclosed by, such other Party.

9.4 Any breach of this Clause 9 by any person informed by one of the Parties is considered a breach by the Party itself.

9.5     Confidential Information shall not be deemed to include:

        9.5.1   information that is in the public domain;

        9.5.2 information which is made public through no breach of this Agreement;

        9.5.3 information which is independently developed by a Party as evidenced by such Party's records;

        9.5.4 information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source did not acquire this information on a confidential basis; or

        9.5.5 information which the receiving Party is required to disclose pursuant to:

                (i)     a valid order of a court or other governmental body; or

                (ii)    any other requirement of law;

                provided that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

9.6 The provisions relating to confidentiality in this Clause 9 shall remain in effect during the term of this Agreement, and for a period of 7 years following the expiration or earlier termination of this Agreement.

9.7 The Parties agree that the obligations of this Clause 9 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein.

        Accordingly, the Parties agree that any such violation or threatened violation shall cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 9, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

9.8 For the avoidance of doubt, all Confidential Information of HepaSense received by Elan hereunder shall not be disclosed by Elan to its Affiliates and/or subsidiaries (present or future) within the division of Elan Pharmaceuticals Corporation, plc. carrying on business as Elan Pharmaceuticals (which incorporates, inter alia, Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc., Elan Diagnostics, Carnrick Laboratories, and Elan Europe Limited) and Targon Corporation.

10      GOVERNING LAW AND DISPUTE RESOLUTION

10.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles relating to conflicts of laws.

10.2 The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives of the Parties. In the event that such negotiations do not result in a mutually acceptable resolution, the Parties agree to consider other dispute resolution mechanisms including mediation.

10.3 Any dispute under this Agreement which is not settled by mutual consent under Clause 10.2 will be subject to resolution in accordance with Clauses 19 and 24.8 of the JDOA, which is incorporated by reference and shall for such purposes survive termination of the JDOA.

11      IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

        Neither Elan nor HepaSense shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, intervention of a government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

12      ASSIGNMENT

        This Agreement may not be assigned by either Party without the prior written consent of the other, save that either Party may assign this Agreement to its Affiliates or subsidiaries without such prior written consent [and that Elan may assign this Agreement to any off-balance sheet special purpose entity established by Elan or EIS without such prior written consent;] provided that such assignment does not have any adverse tax consequences on the other Party.

13      NOTICES

13.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telefaxed to the following addresses:

        If to HepaSense at:

        102 St. James Court
        Clarendon House
        Church St.
        Hamilton, Bermuda
        Attention: Secretary
        Telephone: 441-295-1422
        Fax:       441-292-4720

        with a copy to Elan, plc and EPIL at:

        Elan Corporation, plc
        Elan Pharma International Limited
        c/o Elan International Services, Ltd.
        102 St. James Court
        Flatts,
        Smiths FL04
        Bermuda
        Attention: Secretary
        Telephone: 441 292 9169
        Fax:       441 292 2224

        with a copy to:

        Isis Pharmaceuticals, Inc.
        2292 Faraday Avenue
        Carlsbad, California 92008
        Attention: B. Lynne Parshall, Esq.
        Telephone: (760) 603-2460
        Telefax:   (760) 931-9639

        If to Isis at:

        Isis Pharmaceuticals, Inc.
        2292 Faraday Avenue
        Carlsbad, California 92008
        Attention: B. Lynne Parshall, Esq.
        Telephone: (760) 603-2460
        Telefax:   (760) 931-9639

        If to Elan, plc and/or EPIL at:

        Elan Corporation, plc
        Elan Pharma International Limited
        C/o Elan International Services, Ltd.
        102 St. James Court
        Flatts,
        Smiths FL04
        Bermuda
        Attention: Secretary
        Telephone: 441 292 9169
        Fax:       441 292 2224

        or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

13.2 Any notice sent by mail shall be deemed to have been delivered within seven 7 working days after dispatch and any notice sent by telex or telefax shall be deemed to have been delivered within twenty 24 hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.


14      MISCELLANEOUS

14.1    WAIVER:

        No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any other breach or failure to perform or of any other right arising under this Agreement.

14.2    SEVERABILITY:

        If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

        14.2.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

        14.2.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

14.3    FURTHER ASSURANCES:

        At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

14.4    SUCCESSORS:

        This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns.

14.5    NO EFFECT ON OTHER AGREEMENTS/CONFLICT:

        No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided herein.

        In the event of a conflict between the provisions of this Agreement and the provisions of the JDOA, the terms of the JDOA shall prevail unless this Agreement specifically provides otherwise.

14.6    AMENDMENTS:

        No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorised representative of each Party.

14.7    COUNTERPARTS:

        This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

14.8    GOOD FAITH:

        Each Party undertakes to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

14.9    NO RELIANCE:

        Each Party hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

14.10   RELATIONSHIP OF THE PARTIES:

        Nothing contained in this Agreement is intended or is to be construed to constitute

        Elan and HepaSense as partners, or Elan as an employee of HepaSense, or HepaSense as an employee of Elan.

        Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement.



SIGNED BY:
          -------------------------
for and on behalf of
ELAN CORPORATION, PLC ACTING
THROUGH ITS DIVISION ELAN
PHARMACEUTICAL TECHNOLOGIES


SIGNED BY:
          -------------------------
for and on behalf of
ELAN PHARMA INTERNATIONAL LIMITED



SIGNED BY:
          -------------------------
For and on behalf of
HEPASENSE LTD.



AGREED TO AND ACCEPTED BY

SIGNED BY:
          -------------------------
For and on behalf of ISIS PHARMACEUTICAL, INC.

                                   SCHEDULE 1

                                  ELAN PATENTS


                                CONTINUOUS SYSTEM

----------------------------------------------------------------------------------------------------------
FILE NUMBER        BRIEF DESCRIPTION                             COUNTRY         STATUS
----------------------------------------------------------------------------------------------------------
EMT 13             Original System                               Australia       Granted (693136)
                                                                 Canada          Pending
                                                                 EP              Pending
                                                                 Israel          Granted (111685)
                                                                 Japan           Pending
                                                                 New Zealand     Granted (276485)
                                                                 Taiwan          Granted (079227)
                                                                 United States   2 Granted (5,527,288;
                                                                                 5,848,991); 1 Pending
                                                                 South Africa    Granted (94/9185)
----------------------------------------------------------------------------------------------------------
EMT 19             Medipad-Vial on board, needle on the          Australia       Pending
                   periphery                                     Canada          Pending
                                                                 EP              Pending
                                                                 Ireland         Granted (77523)
                                                                 Japan           Pending
                                                                 Mexico          Pending
                                                                 New Zealand     Pending
                                                                 Norway          Pending
                                                                 Taiwan          Pending
                                                                 United States   Granted (5,814,020)
                                                                 South Korea     Pending
                                                                 South Africa    Granted (96/7502)
----------------------------------------------------------------------------------------------------------
EMT 24             Delivery Needle                               Australia       Pending
                                                                 Canada          Canada
                                                                 EP              Pending
                                                                 Ireland         Granted (80772)
                                                                 Israel          Pending
                                                                 Japan           Pending
                                                                 New Zealand     Pending
                                                                 South Africa    Granted (97/5065)
                                                                 South Korea     Pending
                                                                 Taiwan          Issued (096579)
                                                                 United States   Pending
----------------------------------------------------------------------------------------------------------
EMT 29             Improved Medipad & Filling System             PCT             Pending
                   (pressure adjustmt. valve, 3-position         Argentina       Pending
                   needle)                                       Ireland         Pending
                                                                 Taiwan          Pending
                                                                 United States   Pending
----------------------------------------------------------------------------------------------------------
EMT 33             Improved Method of Packaging a Drug           PCT             Pending
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                   Delivery Kit                                  Ireland         Pending
                                                                 South Africa    Issued (98/5188)
                                                                 Taiwan          Pending
                                                                 United States   Pending
----------------------------------------------------------------------------------------------------------
EMT 36             Improved Adhesive System for a Medical        PCT             Pending
                   Device                                        Taiwan          Pending
                                                                 United States   Pending
----------------------------------------------------------------------------------------------------------
EMT41DES           Design of Medipad Housing (3ml)               United States   Granted (D404482)
----------------------------------------------------------------------------------------------------------
EMT 45             Liquid Drug Container                         United States   Pending
----------------------------------------------------------------------------------------------------------

All countries are initially designated when filing in the European Patent Office or the Patent Cooperation Treaty, and are then selected during the regional or national phase.

                                   SCHEDULE 2A
                  PRIMARY TECHNOLOGICAL COMPETITORS OF ELAN(1)

                                      [ * ]


                                   SCHEDULE 2B
                      TECHNOLOGICAL COMPETITORS OF ELAN(1)

                                      [ * ]


----------

1.  Including any and all divisions or subsidiaries of the above.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 3

                         ELAN EXCEPTIONS AND DISCLOSURES



                                     [ * .]

                                               *CONFIDENTIAL TREATMENT REQUESTED